RESEARCH SOLUTIONS, INC.

STOCK PURCHASE AGREEMENT

STOCK PURCHASE CERTIFICATE

THIS IS TO CERTIFY that Research Solutions, Inc., a Nevada corporation (the “Company”), has offered you (the “Purchaser”) the right to acquire shares of the Company’s Common Stock (the “Stock”) under its 2007 Equity Compensation Plan (the “Plan”), as follows:

Name of Purchaser:

Address of Purchaser:

Number of Shares:

Purchase Price:	$0.001 per share, paid through services rendered

Offer Grant Date:

Offer Expiration Date:	30 Days after the Offer Grant Date

Vesting Commencement Date:

Vesting Schedule:	33% on the first anniversary of the Vesting Commencement Date, and 1/12th of the underlying shares on the last day of each quarter beginning ______, 201_ until fully vested, subject to Purchaser’s continued Service on the last day of such quarter. Vesting shall immediately cease as of the date of termination of Purchaser’s Service for any reason.

By your signature and the signature of the Company’s representative below, you and the Company agree to be bound by all of the terms and conditions of the Stock Purchase Agreement, which is attached hereto as Annex I and the Plan (both incorporated herein by this reference as if set forth in full in this document). By executing this Agreement, you hereby irrevocably elect to exercise the purchase rights granted pursuant to the Stock Purchase Agreement and to acquire ________ shares of Stock of Research Solutions, Inc.

PURCHASER:	RESEARCH SOLUTIONS, INC.

By:
Name:
Print Name:	Title:

ANNEX I

Research Solutions, Inc. 2007 Equity Compensation Plan:

Stock Purchase Agreement

This Stock Purchase Agreement (this “Agreement”) is made and entered into on the execution date of the Stock Purchase Certificate to which it is attached (the “Certificate”), by and between Research Solutions, Inc., a Nevada corporation (the “Company”), and the Director, Employee or Consultant (“Purchaser”) named in the Certificate.

Pursuant to the Research Solutions, Inc. 2007 Equity Compensation Plan (the “Plan”), the Administrator of the Plan has authorized the grant to Purchaser of the right to acquire shares of the Company’s Common Stock (the “Stock”), upon the terms and subject to the conditions set forth in this Agreement and in the Plan. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

Section 1: THE OFFER.

1.1 Offer of the Stock. The Company hereby offers to issue to Purchaser the number of shares of Stock set forth in the certificate at the price and subject to the restrictions set forth in this Agreement.

1.2 Purchase Price. The Purchase Price for the Stock is set forth in the Certificate. Purchaser has paid the Purchase Price for the Stock through services rendered to the Company.

1.3 Expiration of Offer. This offer expires at 5:00 p.m. on the date set forth in the Certificate.

Section 2: ACCEPTANCE OF THE OFFER.

Purchaser has no obligation to exercise the rights granted to Purchaser under this Agreement, in whole or in part. Purchaser may acquire fewer shares of Stock than the number offered to Purchaser in this Agreement. If Purchaser decides to accept the offer and acquire any shares of Stock offered, Purchaser must do the following:

2.1 Complete Documents. Complete, sign and date one copy of the Certificate;

2.2 Spousal Consent. If Purchaser is married, Purchaser must have his or her spouse sign and date one copy of the attached Spousal Consent; and

2.3 Deliver to Company. Deliver to the Company on or before the time the offer expires, the signed copy of this Agreement and the Spousal Consent, retaining copies of all signed documents for his or her files.

Section 3: RESTRICTIONS ON THE STOCK.

3.1 Vesting. The Certificate sets forth the vesting schedule with respect to the Stock. The shares of Stock subject to this Agreement shall continue to vest in accordance with the schedule set forth in the Certificate only so long as Purchaser provides continuous Service. Upon termination of Purchaser’s Service for any reason, vesting of the Stock shall immediately cease as of the effective date of such termination of Service. As used in this Agreement, “Vested Shares” means all shares of the Stock which have become vested as determined by the schedule set forth in the Certificate and “Non-Vested Shares” means all shares of the Stock which have not yet become vested as determined by the schedule set forth in the Certificate.

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3.2 Restrictions on Transfer of Stock. Purchaser shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose or transfer for value (each a “Transfer”) or otherwise agree to engage in any of the foregoing transactions with respect to any shares of Stock. The Company shall not be required to register any such Transfer and the Company may instruct its transfer agent not to register any such Transfer, unless and until all of the following events shall have occurred:

3.2.1 The shares of Stock are Transferred pursuant to and in conformity with: (i) (x) an effective registration statement filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”) or (y) an exemption from registration under the Act; and (ii) the securities laws of any state of the United States; and

3.2.2 Purchaser has, prior to the Transfer of such shares of Stock, and if requested by the Company, provided all relevant information to the Company’s counsel so that upon the Company’s request, the Company’s counsel is able to deliver, if required, a written opinion that the proposed Transfer is: (i) (x) pursuant to a registration statement which has been filed with the Commission and is then effective or (y) exempt from registration under the Act as then in effect, and the Rules and Regulations of the Commission thereunder; and (ii) is either qualified or registered under any applicable state securities laws, or exempt from such qualification or registration. The Company shall bear all reasonable costs of preparing such opinion.

3.2.3 Notwithstanding any portion of the foregoing to the contrary, and subject to Section 3.3, the Purchaser may transfer Stock as follows:

3.2.3.1 To the Purchaser’s spouse (including a former spouse subject to terms of a domestic relations order), child, stepchild, grandchild, child-in-law, parent, stepparent, grandparent, parent-in-law, sibling and sibling-in-law, including adoptive relationships; or

3.2.3.2 By will or intestate succession or by transfer by instrument to a trust providing that the Stock is to be passed to one or more beneficiaries upon death of the trustor, provided that the beneficiaries are members of the Purchaser’s immediate family (together, “Transferee”);

provided, however, in either case the Transferee must agree in writing on a form prescribed by the Company to be bound by all provisions of the Plan and this Agreement. If the Purchaser transfers any Stock, then this Section 3 will apply to the Transferee to the same extent as to the Purchaser.

3.3 Additional Restrictions on Transfer of Non-Vested Shares. Purchaser agrees, for himself or herself and for his or her heirs, successors and assigns, that Purchaser shall have no right or power under any circumstance to Transfer any interest in shares of the Stock which are Non-Vested Shares.

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3.4 Company’s Repurchase Right.

3.4.1 Scope of Repurchase Right. The Company shall have the right (but not an obligation) to repurchase any Stock acquired under this Agreement (the “Restricted Stock”), as provided in this Section 3.4 (collectively, the “Right of Repurchase”).

3.4.2 Repurchase Price. The Right of Repurchase shall be exercisable at a price equal to: (i) with respect to Non-Vested Shares, the Purchase Price of the Restricted Stock identified in the Certificate or (ii) with respect to Vested Shares, the Fair Market Value of the Restricted Stock. The Right of Repurchase shall in all cases be subject to Section 3.4.4 hereof; provided, however, that in the event termination of a Purchaser’s Service for Cause, the Right of Repurchase may be exercised for all Stock (whether Non-Vested Shares or Vested Shares) at a price per share equal to the Purchase Price.

3.4.3 Exercise Period. The Right of Repurchase shall be exercisable only during the 90-day period following the later of (i) the date when the Purchaser’s service as an Employee, outside Director or Consultant (“Service”) terminates for any reason, with or without cause, including (without limitation) death or disability, or (ii) the purchase of Restricted Stock under this Agreement.

3.4.4 Non-Applicability of Right of Repurchase. The Right of Repurchase shall not exist with respect to Vested Shares of Restricted Stock that have been registered under a then currently effective registration statement under applicable federal securities laws and the issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or becomes an investment company registered or required to be registered under the Investment Company Act of 1940, or (ii) a determination is made by counsel for the Company that such Right of Repurchase is not permitted under applicable federal or state securities laws.

3.4.5 Rights of Repurchase Adjustments. If there is any change in the number of outstanding shares of Stock by reason of a stock split, reverse stock split, stock dividend, an extraordinary dividend payable in a form other than stock, recapitalization, combination or reclassification, or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, then (i) any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) distributed with respect to any Restricted Stock (or into which such Restricted Stock thereby become convertible) shall immediately be subject to the Right of Repurchase; and (ii) appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Stock and to the price per share to be paid upon the exercise of the Right of Repurchase; provided, however, that the aggregate Repurchase Price payable for the Restricted Stock shall remain the same.

3.4.6 Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the shares of Stock to be repurchased in accordance with this Section 3, then after such time the person from whom such shares of Stock are to be purchased shall no longer have any rights as a holder of such shares of Stock (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares of Stock shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

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3.4.7 Escrow. Upon issuance, the certificates for Restricted Stock shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Section 3.4.5 above shall immediately be delivered to the Company to be held in escrow. All regular cash dividends on Restricted Stock (or other securities at the time held in escrow) shall be paid directly to the Purchaser and shall not be held in escrow. The Restricted Stock, together with any other assets or securities held in escrow hereunder, shall be surrendered to the Company for repurchase and cancellation upon the Company’s exercise of its Right of Repurchase. In any event, all Restricted Stock (and any other vested assets and securities attributable thereto) shall be released following 90 days after the Purchaser’s cessation of Service to the extent not otherwise repurchased by the Company in accordance with the terms hereof.

3.5 Retention of Stock. Purchaser shall immediately deliver to the Company each certificate representing Restricted Stock issued to Purchaser hereunder, or deemed to be issued to Purchaser hereunder, together with the collateral instruments of transfer executed in blank, to be held by the Company until such time as all shares represented by that certificate are no longer subject to the Right of Repurchase and any indebtedness with respect to those shares has been paid in full.

3.6 Non-Complying Transfers. Every attempted Transfer of any shares of the Restricted Stock in violation of this Section 3 shall be null and void ab initio, and of no force or effect.

Section 4: LEGENDS ON STOCK CERTIFICATES.

Purchaser agrees that the Company may place on each certificate representing shares of Stock the following legends:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE ISSUER AND THE REGISTERED HOLDER OF THIS CERTIFICATE, WHICH AGREEMENT PROVIDES, AMONG OTHER THINGS, THAT THE ISSUER HAS A RIGHT TO REPURCHASE THE SECURITIES EVIDENCED BY THIS CERTIFICATE. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.”

Section 5: WAIVER OF RIGHTS TO PURCHASE STOCK.

By signing this Agreement, Purchaser acknowledges and agrees that neither the Company nor any other person or entity is under any obligation to sell or transfer to Purchaser any option or equity security of the Company, other than the shares of Stock subject to this Agreement and any other right or option to purchase Stock which was previously granted in writing to Purchaser by the Board (or a committee thereof). By signing this Agreement, except as provided in the immediately preceding sentence, Purchaser specifically waives all rights he or she may have had prior to the date of this Agreement to receive any option or equity security of the Company.

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Section 6: GENERAL PROVISIONS.

6.1 Further Assurances. Purchaser shall promptly take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Agreement. Any sale or transfer of the Stock to Purchaser by the Company shall be made free of any and all claims, encumbrances, liens and restrictions of every kind, other than those imposed by this Agreement.

6.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be given to the parties hereto as follows:

6.2.1 If to the Company, to:

   Research Solutions, Inc.

   5435 Balboa Boulevard, Suite 202

   Encino, CA 91316

6.2.2 If to Purchaser, to the address set forth in the records of the Company.

6.2.3 Any such notice request, demand or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage pre-paid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified in this Section 6.2.

6.3 Transfer of Rights under this Agreement. The Company may at any time transfer and assign its rights and delegate its obligations under this Agreement to any other person, Company, firm or entity, including its officers, Directors and stockholders, with or without consideration.

6.4 Market Stand-Off. In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, including the Company’s initial public offering (a “Public Offering”), Purchaser shall not Transfer for value any shares of Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”). The Market Stand-Off shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any shares of Stock subject to the Market Stand-Off, or into which such shares of Stock thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the shares of Stock acquired under this Agreement until the end of the applicable stand-off period.

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6.5 Successors and Assigns. Except to the extent this Agreement is specifically limited by the terms and provisions of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

6.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS, AS NEVADA LAWS ARE APPLIED TO CONTRACTS ENTERED INTO AND PERFORMED IN SUCH STATE.

6.7 Severability. Should any paragraph or any part of a paragraph within this Stock Purchase Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other paragraph or part of a paragraph in this Stock Purchase Agreement.

6.8 Attorneys’ Fees. In the event that any action, suit or proceeding is instituted upon any breach of this Agreement, the prevailing party shall be paid by the other party thereto an amount equal to all of the prevailing party’s costs and expenses, including attorneys’ fees incurred in each and every such action, suit or proceeding (including any and all appeals or petitions therefrom). As used in this Agreement, “attorneys’ fees” shall mean the full and actual cost of any legal services actually performed in connection with the matter involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to “reasonable attorneys’ fees” as defined in any statute or rule of court.

6.9 The Plan. This Agreement is made pursuant to the Plan, and it is intended, and shall be interpreted in a manner, to comply herewith. Any provision of this Agreement inconsistent with the Plan shall be superseded and governed by the Plan.

6.10 Miscellaneous. Title and captions contained in this Agreement are inserted for convenience and reference only and do not constitute a part of this Agreement for any purpose.

SPOUSAL CONSENT

The undersigned spouse of __________________________ does hereby consent to the execution of the foregoing Agreement by _____________________, and the performance by him (or her) of his (or her) obligations thereunder.

DATED:
(Signature)

STOCK ASSIGNMENT
SEPARATE FROM CERTIFICATE

For Value Received, _________________________________ (“Holder”) hereby sells, assigns and transfers unto _____________________________________________________ (________) shares (the “Shares”) of the Common Stock of Research Solutions, Inc., a Nevada corporation (the “Company”), held of record by Holder and represented by Certificate No. ______, and hereby irrevocably constitutes and appoints as Holder’s attorney to transfer the Shares on the books of the Company, with full power of substitution in the premises.

The signature to this assignment must correspond with the name written upon the face of the Certificate in every particular without any alteration or addition or any other change.

Dated

(Signature of Holder)

(Please print name and address)

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